Exhibit 99.1

                              [LITHIUM CORP LOGO]


                                                                    NEWS RELEASE
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FOR IMMEDIATE RELEASE                                                OTCBB: LTUM
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     LITHIUM CORPORATION SIGNS OPTION AGREEMENT TO ACQUIRE GRAPHITE PROPERTY

RENO, NV - April 18, 2013 -Lithium Corporation (OTCBB: LTUM) (the "Company", or "Lithco") is pleased to announce that it has signed an option agreement to acquire the Mount Heimdal Flake Graphite property in the Slocan Mining Division of British Columbia.

The Mt Heimdal property is comprised of three (3) mineral claims, which encompass 2,582 acres (1,045 hectares) of highly metamorphosed rock. The property is roughly six miles (10 kms) South of Eagle Graphite's Black Crystal quarry, and is located within the same package of gneisses, graphite mineralized marbles, and calc-silicate gneisses. Data from BC Geological Survey assessment reports indicate that mineralization grading up to 4.8% graphitic carbon may be located on the property.

High purity graphite is presently the most widely used anode material for Lithium Ion battery technology, and typically greater than ten times more graphite is used in comparison to lithium in Lithium Ion battery production. In addition to increased graphite consumption due to growth in Lithium Ion batteries sales, carbon fiber composites are increasingly being utilized in auto, and aircraft construction. Also, presently there is considerable research into graphene, a flake graphite product, and it is possible a myriad of new applications or discoveries will ensue as a direct result of this work.

The terms of the option agreement dictate that Lithco spend $15,000 in exploration on the property, and complete an assessment report by 30 November of 2013. Upon successful completion of the program and the report Lithium
Corporation will earn a 100% interest in the claims, subject to a 1.5% Net Overriding Royalty to the vendor from the proceeds of production. The Company intends to conduct prospecting and geological field work on this property during the summer of 2013.

Lithco believes that the inclusion of the Mount Heimdal Flake Graphite property to the existing lithium brine exploration portfolio is complimentary. The company also intends to drill its Fish Lake Valley, and San Emidio lithium brine prospects once surface conditions improve later in 2013. In addition to these properties Lithium Corporation continues to generate and evaluate other exploration prospects.

For further  information  please  contact Andy Dewey at Lithium  Corporation  at
(775) 410-2206 or via email at info@lithiumcorporation.com

About Lithium Corporation

Lithium  Corporation  is an  exploration  company based in Nevada devoted to the exploration for new lithium resources within the Great Basin. The Company explores and develops potentially economic lithium-enriched brine fields, with an eye to becoming a long-term producer of this increasingly strategic and economically important commodity.
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                               [LITHIUM CORP LOGO]


NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This current report contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, any mineralization, exploration and development of our mineral properties, specifically in regards to any future drilling programs.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration and difficulties associated with obtaining financing on acceptable terms. We are not in control of minerals prices and these could vary to make development uneconomic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

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